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                                                                    EXHIBIT 23.2

                               [KPMG LETTERHEAD]



The Board of Directors and Shareholders
LSI Group Holdings Plc
Pine Lake Resort
CARNFORTH
Lancashire
LA6 IJZ


29 March 1999




Dear Sirs:


CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statements Nos. 333-15361, 333-30285, 333-46511, 333-47215, 333-63621 and 333-09096 of Sunterra
Corporation (formerly Signature Resorts Inc.) of our report dated March 27, 1997 (copy attached), with respect to the consolidated financial statements of LSI Group Holdings Plc at December 31, 1996, which report appears in the December 31, 1998 annual report on form 10-K of Sunterra Corporation.


Yours sincerely,


KPMG
Chartered Accountants